Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Coastway Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, William A. White, President, and Chief Executive Officer of the Company, and Jeanette Fritz, Executive Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his/her knowledge:

1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William A. White	Dated: May 8, 2014
William A. White
President and Chief Executive Officer

/s/ Jeanette Fritz	Dated: May 8, 2014
Jeanette Fritz
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Coastway Bancorp, Inc. and will be retained by Coastway Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.